EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-99812, No. 33-99814, No. 33-99816, No. 33-99848, No. 333-74634, No. 333-105986 and No. 333-105998 on Form S-8 of our report, relating to the consolidated financial statements of Schweitzer-Mauduit International, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 158, “Employer’s Accounting for Defined Benefit Pension and Other Post Retirement Plans” as of December 31, 2006, and the adoption of Statement of Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” and FASB Staff Position No. EITF 03-6-1 “Determining Whether Instruments Granted in Share-based Payment Transactions are Participating Securities,” effective January 1, 2009), dated March 6, 2009 (September 17, 2009 as to the adoption of Statement of Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” and FASB Staff Position No. EITF 03-6-1 “Determining Whether Instruments Granted in Share-based Payment Transactions are Participating Securities,” effective January 1, 2009) appearing in this Current Report on Form 8-K of Schweitzer-Mauduit International, Inc. and subsidiaries.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

September 17, 2009